EXHIBIT 99.2

November 21, 2005	Company Press Release	Flowers Foods (NYSE: FLO)
FLOWERS FOODS ELECTS DEESE CHAIRMAN EFFECTIVE JANUARY 2006;

MCMULLIAN NAMED CHAIRMAN EMERITUS
THOMASVILLE, GA—Flowers Foods (NYSE: FLO) announced today that consistent with the company’s management succession plan established by the board of directors five years ago, George E. Deese, currently president and chief executive officer, has been elected to the additional position of chairman of the board effective January 1, 2006. Amos R. McMullian, chairman of the board since 1985, has been named chairman emeritus and will continue as a member of the board.
“Flowers Foods is fortunate to have George Deese at the helm of the company and we are pleased he has accepted the chairmanship position,” said Mr. McMullian. “George has played a vital role in helping to build the company and develop its operating plan and strategic direction. He has a keen intellect, unquestionable character, and exceptional leadership ability. The company and the board are in good hands.”
Mr. Deese said he looks forward to continuing to work with the board and the management team to build on Flowers Foods’ success. “Our company is well equipped to perform for its shareholders, as well as its customers, consumers, and employees,” he said. “We have invested in our bakeries, our distribution networks, our products, our brands, and our employees to create the competitive strengths our company has today. All of us recognize that our most important job is to create value for our shareholders. We remain focused on growing our business, on driving out costs, and on creating value.”
Mr. Deese noted that it is unusual in corporate America for a company to have one leader at its helm for more than four decades. “Flowers is fortunate to have benefited from Amos’ vision and leadership since before the company listed publicly in 1968. As Flowers grew from a small, family-owned bakery into one of the most respected baking companies in the country, Amos was part of shaping our philosophy and growth strategies,” Mr. Deese said. “Only one other individual in our company has held the title of chairman emeritus and that was the late William Howard Flowers, Jr. I am certain that Mr. Flowers would agree that Amos’ contribution over his 43 years in leadership and his 20 years as chairman merit his appointment to chairman emeritus. We are pleased that we will continue to have Amos’ guidance as a member of the board.”
Mr. Deese, age 59, has been an outstanding leader at Flowers and in the baked foods industry. He joined Flowers’ sales department in 1964 and, in the ensuing years, held increasingly senior-level positions. From 1983 until 2002, Mr. Deese was president and chief operating officer of Flowers Bakeries, the company’s core business. He was elected president and chief operating officer of Flowers Foods in 2002, president and chief executive officer of the company in 2003, and to the company’s board of directors in 2004. Mr. Deese serves on the board of directors for the Grocery Manufacturers of America and is a member of the board of trustees for the Georgia Research Alliance. Mr. Deese is past chairman of the American Bakers Association (ABA) and served on the ABA board and executive committee. He also served on the board of Quality Bakers of America for 15 years, five of those as vice chairman of the board.
Mr. McMullian, age 68, joined Flowers in 1963 after serving three years in the U.S. Marine Corps and graduating from Florida State University. He served in successive leadership positions within the company, was elected to Flowers’ board of directors in 1975, and was named president and chief operating officer in 1976. In 1981, he was named chief executive officer and in 1984 vice chairman of the board and chairman of the executive committee. In 1985, he was elected chairman of the board. Mr. McMullian retired as chief executive officer in 2003 and will continue as non-executive chairman of the board of Flowers Foods until December 31, 2005.
Headquartered in Thomasville, Ga., Flowers Foods is one of the nation’s leading producers and marketers of packaged bakery foods for retail and foodservice customers. Flowers operates 35 bakeries that produce a wide range of bakery products marketed throughout the Southeastern, Southwestern, and mid-Atlantic states via an extensive direct-store-delivery network and nationwide through other delivery systems. Among the company’s top brands are Nature’s Own, Cobblestone Mill, Sunbeam, BlueBird, and Mrs. Freshley’s. For more information, visit www.flowersfoods.com.

FORWARD-LOOKING STATEMENTS
Statements contained in this press release and certain other written or oral statements made from time to time by the company and its representatives that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to current expectations regarding the company’s future financial condition and results of operations and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. These forward looking statements are based upon assumptions the company believes are reasonable. Forward-looking statements are based on current information and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Certain factors that may cause actual results, performance, and achievements to differ materially from those projected may include, but are not limited to (a) unexpected changes in any of the following: (i) general economic and business conditions; (ii) the competitive setting in which the company operates, including changes in pricing, advertising or promotional strategies by the company or its competitors, as well as changes in consumer demand; (iii) interest rates and other terms available to the company on its borrowings; (iv) energy and raw materials costs and availability; (v) relationships with employees, independent distributors and third party service providers; and (vi) laws and regulations (including health-related issues), accounting standards or tax rates in the markets in which the company operates; (b) the loss or financial instability of any significant customer(s); (c) the company’s ability to execute its business strategy, which may involve integration of recent acquisitions or the acquisition or disposition of assets at presently targeted values; (d) the company’s ability to operate existing, and any new, manufacturing lines according to schedule; (e) the level of success the company achieves in developing and introducing new products and entering new markets; (f) changes in consumer behavior, trends and preferences, including weight loss trends; (g) the company’s ability to implement new technology as required; (h) the credit and business risks associated with independent distributors and customers that operate in the highly competitive retail food industry, including the amount of consolidation in that industry; (i) customer and consumer reaction to pricing actions; (j) existing or future governmental regulations resulting from the events of September 11, 2001, the military action in Iraq and the continuing threat of terrorist attacks that could adversely affect the company’s business and its commodity and service costs; and (k) any business disruptions due to political instability, armed hostilities, incidents of terrorism, natural disasters, or the responses to or repercussions from any of these or similar events or conditions. The foregoing list of important factors does not include all such factors nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the company (such as in our other filings with the Securities and Exchange Commission (“SEC”) or in other company press releases) for other factors that may cause actual results to differ materially from those projected by the company. You should not place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law. You are advised, however, to consult any further public disclosures by the company (such as in our filings with the SEC or in company press releases) on related subjects.

Contact:	Marta J. Turner, Senior VP/Corporate Relations, (229) 227-2348 Mary Krier, VP/Communications, (229) 227-2333